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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

Huntsman International LLC(1)
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0630358 (I.R.S. Employer Identification No.)
500 Huntsman Way Salt Lake City, Utah (Address of principal executive offices)	84108 (Zip code)

7.875% Senior Subordinated Notes due 2014
7.375% Senior Subordinated Notes due 2015
7.5% Senior Subordinated Notes due 2015
(Title of the indenture securities)

(1)
See Table 1—List of additional obligors

Table 1

Exact Name of Additional Obligors*	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
Airstar Corporation	Utah	87-0457111
Eurofuels LLC	Delaware	91-2064641
Eurostar Industries LLC	Delaware	87-0658223
Huntsman Advanced Materials Americas Inc.	Delaware	52-2215309
Huntsman Advanced Materials Holdings LLC	Delaware	92-0194011
Huntsman Advanced Materials LLC	Delaware	92-0194012
Huntsman Australia Inc.	Utah	87-0510821
Huntsman Chemical Company LLC	Utah	68-0518488
Huntsman Chemical Finance Corporation	Utah	87-0552847
Huntsman Chemical Purchasing Corporation	Utah	87-0568517
Huntsman EA Holdings LLC	Delaware	87-0667306
Huntsman Enterprises, Inc.	Utah	87-0562447
Huntsman Ethyleneamines Ltd.	Texas	87-0668124
Huntsman Expandable Polymers Company, LC	Utah	87-0623756
Huntsman Family Corporation	Utah	87-0517283
Huntsman Fuels, L.P.	Texas	91-2085706
Huntsman Group Holdings Finance Corporation	Utah	87-0552846
Huntsman Group Intellectual Property Holdings Corporation	Utah	87-0540073
Huntsman Headquarters Corporation	Utah	87-0526140
Huntsman International Chemicals Corporation	Utah	87-0440648
Huntsman International Financial LLC	Delaware	87-0632917
Huntsman International Fuels, L.P.	Texas	91-2073796
Huntsman International Services Corporation	Texas	75-1423616
Huntsman International Trading Corporation	Delaware	87-0522263
Huntsman MA Investment Corporation	Utah	87-0564509
Huntsman MA Services Corporation	Utah	87-0661851
Huntsman Petrochemical Canada Holdings Corporation	Utah	84-1375735
Huntsman Petrochemical Corporation	Delaware	58-1594518
Huntsman Petrochemical Finance Corporation	Utah	87-0552845
Huntsman Petrochemical Purchasing Corporation	Utah	87-5068520
Huntsman Polymers Corporation	Delaware	75-2104131
Huntsman Polymers Holdings Corporation	Utah	87-0577209
Huntsman Procurement Corporation	Utah	87-0644129
Huntsman Propylene Oxide Holdings LLC	Delaware	91-2064642
Huntsman Propylene Oxide Ltd.	Texas	91-2073797
Huntsman Purchasing, Ltd.	Utah	84-1370346
Huntsman Texas Holdings LLC	Delaware	87-0658222
JK Holdings Corporation	Delaware	87-0518183
Petrostar Fuels LLC	Delaware	87-0668830
Petrostar Industries LLC	Delaware	87-0668831
Polymer Materials Inc.	Utah	87-0432897
Tioxide Americas Inc.	Cayman Islands	98-0015568
Tioxide Group	U.K.	00-0000000

*Address of principal executive office are the same as those of Huntsman International LLC.

Item 1.    General Information.    Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Treasury Department Washington, D.C.
Federal Deposit Insurance Corporation Washington, D.C.
Federal Reserve Bank of San Francisco San Francisco, California 94120
(b)	Whether it is authorized to exercise corporate trust powers.
The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**
Exhibit 3.	See Exhibit 2
Exhibit 4.	Copy of By-laws of the trustee as now in effect.***
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 17th day of April 2007.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Jane Y. Schweiger Jane Y. Schweiger Vice President

EXHIBIT 6

April 17, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Jane Y. Schweiger Jane Y. Schweiger Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$15,071
Interest-bearing balances		1,332
Securities:
Held-to-maturity securities		0
Available-for-sale securities		37,720
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		4,141
Securities purchased under agreements to resell		1,130
Loans and lease financing receivables:
Loans and leases held for sale		33,751
Loans and leases, net of unearned income	252,936
LESS: Allowance for loan and lease losses	2,088
Loans and leases, net of unearned income and allowance		250,848
Trading Assets		3,060
Premises and fixed assets (including capitalized leases)		4,045
Other real estate owned		557
Investments in unconsolidated subsidiaries and associated companies		419
Intangible assets
Goodwill		8,995
Other intangible assets		18,458
Other assets		19,144

Total assets		$398,671

LIABILITIES
Deposits:
In domestic offices		$272,350
Noninterest-bearing	76,347
Interest-bearing	196,003
In foreign offices, Edge and Agreement subsidiaries, and IBFs		39,196
Noninterest-bearing	12
Interest-bearing	39,184
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		4,271
Securities sold under agreements to repurchase		5,631

Dollar Amounts In Millions
Trading liabilities	2,145
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	7,119
Subordinated notes and debentures	10,164
Other liabilities	17,464

Total liabilities	$358,340
Minority interest in consolidated subsidiaries	61
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,751
Retained earnings	14,549
Accumulated other comprehensive income	450
Other equity capital components	0

Total equity capital	40,270

Total liabilities, minority interest, and equity capital	$398,671

I, Karen B. Nelson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Nelson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Avid Modijtabai
John Stumpf	Directors
Carrie Tolstedt

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SIGNATURE
Consolidated Report of Condition of
Wells Fargo Bank National Association of 101 North Phillips Avenue, Sioux Falls, SD 57104 And Foreign and Domestic Subsidiaries, at the close of business December 31, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.